Exhibit 10.1

FIRST UNITED CORPORATION
CHANGE IN CONTROL SEVERANCE PLAN

First United Corporation, a Maryland corporation (the “Company”). hereby adopts this First United Corporation Change in Control Severance Plan (the “Plan”) for the benefit of certain employees of the Company and its subsidiaries.  The Plan, as set forth herein, is intended to help retain certain executive officers, maintain a stable work environment and provide economic security to eligible employees in the event of certain terminations of employment.  The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and therefore exempt from Parts 2, 3 and 4 of Title I of ERISA.

ARTICLE I.
DEFINITIONS

As hereinafter used:

Section 1.1 “Affiliate” means any “parent corporation” and any “subsidiary corporation” of the Company, as such terms are defined in Section 424 of the Code.

Section 1.2 “Agreement”  means the written agreement between the Company and an Eligible Employee pursuant to which the Company agrees to provide Change in Control Severance Benefits to the Eligible Employee in accordance with the Plan.  Each Agreement may contain such information, terms and conditions as the Plan Administrator in its discretion may specify, including without limitation, the following:

(a) the effective date and duration of the Agreement;

(b) the Change in Control Severance Benefits to which the Eligible Employee is entitled under the Plan and the time and manner in which such Change in Control Severance Benefits are to be paid; and

(c) any other provisions which supplement the terms and conditions contained in the Plan.

Section 1.3 “Board” means the Board of Directors of the Company.

Section 1.4 “Change in Control” means the first of the following events to occur after the Effective Date:

(a) The consummation of a transaction in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes, within the 12-month period ending on the date of such person’s most recent acquisition, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing more than 20% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the other corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); and provided further that ownership or control of the Company’s voting securities, individually or collectively, by any Affiliate that is a bank or any benefit plan sponsored by the Company or any Affiliate shall not constitute a Change of Control;

(b) The consummation of (1) a merger, consolidation, or similar extraordinary event involving the Company and another entity where the stockholders of the Company, immediately prior to the merger, consolidation or similar extraordinary event, will not beneficially own, immediately after the merger, consolidation or similar extraordinary event, securities entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), or (2) a sale or other disposition of all or substantially all of the assets of the Company; or

(c) During any 24-month period, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

Section 1.5 “Change in Control Severance Benefits” means, with respect to each Eligible Employee, the benefits payable pursuant to the Eligible Employee’s Agreement.

Section 1.6 “Code” means the Internal Revenue Code of 1986, as amended.

Section 1.7 “Company” means First United Corporation, a Maryland corporation, and any successor thereto.

Section 1.8 “Effective Date” means, with respect to each Agreement, the effective date of such Agreement.

Section 1.9 “Eligible Employee” means an Executive who is designated by the Plan Administrator as eligible to participate in the Plan.

Section 1.10 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Section 1.11 “Executive” means a management or highly compensated employee of the Company or a subsidiary thereof.

Section 1.12 “Plan” means the First United Corporation Change in Control Severance Plan, as set forth herein, as it may be amended from time to time.

Section 1.13 “Plan Administrator” means the Compensation Committee of the Board, as appointed from time to time by the Board, or such other person or persons appointed from time to time by the Compensation Committee of the Board to administer the Plan.

Section 1.14 “Severance” shall have the meaning given that term in the Agreement.

ARTICLE II.
ELIGIBILITY AND PARTICIPATION

Section 2.1 The Plan Administrator, in its sole discretion, shall from time to time designate those Executive(s) who shall be eligible to participate in the Plan.

Section 2.2 Each Executive who is designated as eligible to participate in the Plan shall participate in the Plan by entering into an Agreement and completing such other forms and furnishing such other information as the Plan Administrator may request. An Eligible Employer’s participation in the Plan shall commence as of the date specified in the Agreement.

ARTICLE III.
CHANGE IN CONTROL SEVERANCE BENEFITS

Section 3.1 Each Eligible Employee, subject to the terms and conditions of his or her Agreement, shall become entitled to receive Change in Control Severance Benefits as set forth in his or her Agreement.

ARTICLE IV.
PLAN ADMINISTRATION

Section 4.1 The Plan Administrator shall administer the Plan and may interpret the Plan, prescribe, amend and rescind rules and regulations under the Plan and make all other determinations necessary or advisable for the administration of the Plan, subject to all of the provisions of the Plan.

Section 4.2 The Plan Administrator may delegate any of its duties hereunder to such person or persons from time to time as it may designate.

Section 4.3 The Plan Administrator is empowered, on behalf of the Plan, to engage accountants, legal counsel and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under the Plan.  The functions of any such persons engaged by the Plan Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan. All reasonable expenses thereof shall be borne by the Company.

Section 4.4 The Plan Administrator shall not be liable for any actions by it hereunder unless due to its own gross negligence or willful misconduct, and it shall be indemnified and saved harmless by the Company from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Plan Administrator in good faith in the administration of the Plan, including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense upon the request of the Plan Administrator. Except as provided in the foregoing sentence and except in connection with any breach of duty to Eligible Employees, the Plan Administrator shall be relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law.

Section 4.5 Following the occurrence of a Change in Control, the Company or any successor may not remove from office the individual or individuals who served as Plan Administrator immediately prior to the Change in Control; provided, however, if any such individual ceases to be affiliated with the Company, the Company may appoint another individual or individuals as Plan Administrator so long as the successor Plan Administrator consists solely of an individual or individuals who either (a) were officers of the Company immediately prior to the Change in Control or (b) were directors of the Company immediately prior to the Change in Control and are not affiliated with the acquiring entity in the Change in Control.

ARTICLE V.
PLAN AMENDMENT OR TERMINATION

Section 5.1 The Plan may not be terminated with respect to an Eligible Employee prior to the end of the term of such Eligible Employee’s Agreement without the written consent of the Eligible Employee. The Plan may be amended by the Board at any time; provided, however, that the Plan may not be amended without the written consent of an Eligible Employee if such amendment would in any manner adversely affect the interests of such Eligible Employee.  Without limiting the scope of the foregoing sentence, any action taken by the Company or the Plan Administrator to cause an Eligible Employee to no longer be designated as an Eligible Employee or any action taken by the Company or the Plan Administrator to decrease the benefits for which an Eligible Employee is eligible, and any amendment to Section 4.5 or this Section 5.1 following the occurrence of a Change in Control, shall be treated as an amendment to the Plan which adversely affects the interests of any Eligible Employee.

Section 5.2 Notwithstanding Section 5.1 or any other provision of this Plan or any Agreement to the contrary, the Company may amend, modify or terminate this Plan and/or any Agreement, without the consent of the Eligible Employee, as the Company deems necessary or appropriate to ensure compliance with any law, rule, regulation or other regulatory pronouncement applicable to the Plan, including, without limitation, Section 409A of the Code and any Treasury Regulations or other guidance thereunder.

ARTICLE VI.
CLAIMS PROCEDURES

Section 6.1 Applications for Benefits and Inquiries.  Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing.

Section 6.2 Denial of Claims.  In the event that any application for benefits is denied in whole or in part, the Plan Administrator must notify the applicant, in writing, of the denial of the application, and of the applicant’s right to review the denial.  The written notice of denial will be set forth in a manner designed to be understood by the applicant, and will include specific reasons for the denial, specific references to the Plan provisions upon which the denial is based, a description of any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the Plan’s review procedure, including the applicant’s right to bring a civil action under Section 502(a) of ERISA following an adverse decision on review.

This written notice will be given to the employee within 90 days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional 90 days.  If an extension of time is required, written notice of the extension will be furnished to the applicant before the end of the initial 90-day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator expects to render a decision on the application.

Section 6.3 Request for a Review.  Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a written request for a review to the Plan Administrator within 60 days after the application is denied.  The Plan Administrator will give the applicant (or his or her representative) an opportunity to review pertinent documents in preparing a request for a review and submit written comments, documents, records and other information relating to the claim.

Section 6.4 Decision on Review.  The Plan Administrator will provide written notice of its decision on review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days).  If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60-day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator expects to render a decision on review. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will outline, in a manner calculated to be understood by the applicant, the specific reasons for the decision, the specific Plan provisions upon which the decision is based, a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the applicant’s claim for benefits, and a statement of the applicant’s right to bring an action under Section 502(a) of ERISA.

Section 6.5 Rules and Procedures.  The Plan Administrator may establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims.

ARTICLE VII.
MISCELLANEOUS

Section 7.1 Except as otherwise provided herein or by law, no right or interest of any Eligible Employee under the Plan or any Agreement shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Eligible Employee under the Plan shall be liable for, or subject to, any obligation or liability of such Eligible Employee.

Notwithstanding the preceding paragraph, when a payment is due under this Plan or any Agreement to an Eligible Employee who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

Section 7.2 Neither the establishment of the Plan, nor any modification thereof, nor the execution of any Agreement, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Eligible Employee, or any other person, the right to be retained in the service of the Company or any subsidiary thereof, and all Eligible Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

Section 7.3 If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

Section 7.4 This Plan shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Eligible Employee, present and future, and any successor to the Company.  If an Eligible Employee incurs a Severance during the Change in Control Protection Period but dies before his or her Change in Control Severance Benefits have been fully paid, any unpaid amounts shall be paid to the executor, personal representative or administrators of the Eligible Employee’s estate in a lump sum payment no later than the 15th day of the third calendar month following the Eligible Employee’s death.

Section 7.5 The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan. Capitalized terms shall have the meanings given herein.  Singular nouns shall be read as plural and masculine pronouns shall be read as feminine, and vice versa, as appropriate.

Section 7.6 It is the express intention of the Company that this Plan and all Agreements shall be unfunded for tax purposes and for purposes of Title I of ERISA. Eligible Employees shall have no right, title or interest whatsoever in or to any assets or amounts which are used to pay benefits under the Plan. Each Eligible Employee shall be required to look to the provisions of this Plan and to the Company itself for enforcement of any and all benefits due under this Plan, and, to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Eligible Employee or any other person. Without limiting the foregoing, should any investment be acquired in connection with the liabilities assumed under this Plan or any Agreement, no Eligible Employee shall have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Company and any Eligible Employee or any other person. Any such assets shall be and remain a part of the general, unpledged, unrestricted assets of the Company, subject to the claims of its general creditors. The Company shall be designated the owner and beneficiary of any investment acquired in connection with its obligation under this Plan.

Section 7.7 Any notice or other communication required or permitted pursuant to the terms hereof shall have been duly given when delivered or mailed by United States Mail, first class, postage prepaid, addressed to the intended recipient at his, her or its last known address.

Section 7.8 This Plan shall be construed and enforced according to the laws of the State of Maryland to the extent not preempted by federal law without regard to any conflict of laws principles that would apply the law of another jurisdiction.

Section 7.9 All benefits hereunder shall be reduced by applicable withholding and shall be subject to applicable tax reporting, as determined by the Plan Administrator.

Section 7.10 Except as otherwise provided hereunder, all expenses incurred in the administration of the Plan, whether incurred by the Company or the Plan Administrator, shall be paid by the Company.

THIS FIRST UNITED CORPORATION CHANGE IN CONTROL SEVERANCE PLAN is adopted this 14th day of February, 2007.

ATTEST:	FIRST UNITED CORPORATION

/s/	By:	/s/ William B. Grant (SEAL)
Name: William B. Grant Title: Chairman and Chief Executive Officer